Exhibit 99.2

For Immediate Release

Contact:	Joel S. Marcus Chief Executive Officer Alexandria Real Estate Equities, Inc. (626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PRICING OF PUBLIC FOLLOW-ON OFFERING OF

4,000,000 SHARES OF COMMON STOCK

PASADENA, CA. — September 24, 2009 - Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today the pricing of its follow-on public offering of 4,000,000 shares of common stock at a price of $53.25 per share, upsized from an originally sized offering of 3,000,000 shares.  Barclays Capital, Credit Suisse and UBS Investment Bank acted as joint bookrunning managers and Robert W. Baird & Co., BMO Capital Markets, JMP Securities, Mitsubishi UFJ Securities, Morgan Keegan & Company, Inc. and RBS acted as co-managers in connection with the public offering.  Alexandria Real Estate Equities, Inc. has granted the underwriters a thirty-day option to purchase up to 600,000 additional shares to cover over-allotments, if any.  The offering is expected to close on September 29, 2009, subject to customary closing conditions.

The Company intends to initially use the net proceeds from this offering to reduce the outstanding balance on its unsecured line of credit.  The Company may then borrow from time to time under its unsecured line of credit to provide funds for general working capital and other corporate purposes, including the repayment of debt and selective redevelopment and development of existing or new life science properties including build-to-suit projects for what the Company believes are tenants with high credit ratings on land the Company owns or on land owned by major not-for-profit institutions or universities.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and pre-eminent first-in-class REIT focused principally on science-driven cluster formation. Alexandria is the leading provider of high-quality environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biopharmaceutical, medical device, product, service and translational entities, as well as government agencies. Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets. As of June 30, 2009, our asset base was approximately 12.8 million rentable square feet consisting of 156 properties approximating 11.7 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating an additional 1.1 million rentable square feet.

The common stock will be issued pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling 888-603-5847; Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, or by calling 800-221-1037; or UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171, or by calling 877-827-6444, Ext. 5613884.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of common stock (including an over-allotment option), its intended use of the proceeds and the expected closing date of the offering.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in our filings with the Securities and Exchange Commission.  All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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